EXHIBIT 4.1


                              PANAMSAT CORPORATION
                        NON-QUALIFIED STOCK OPTION GRANT

                  THIS AGREEMENT, made as of the 4th day of January, 1999 (the "Grant Date"), between PANAMSAT CORPORATION, a Delaware corporation (the "Company"), and LOURDES SARALEGUI (the "Optionee").

                  WHEREAS, effective as of January 4, 1999, the Company entered into an Agreement with the Optionee to provide services to the Company as a consultant and, subject to the terms and conditions hereunder, the Company wishes to provide the Optionee with additional incentives to increase the Optionee's interest in the success of the Company by granting to the Optionee non-qualified stock options to purchase shares of common stock of the Company; and

                  WHEREAS, the Board of Directors of the Company (the "Board") has determined to grant the Options (as defined below) to the Optionee as provided herein;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Definitions. The following definitions shall apply for purposes of this Agreement:

                  "Cause" means: (i) the intentional and continuing refusal of the Optionee to perform the services for which the Optionee is compensated by the Company, (ii) the Optionee is convicted of, pleads guilty to, or pleads no contest to, any criminal offense which, in the good faith determination of the Committee, will result, or has resulted, in material pecuniary harm to the Company or material harm to the reputation of the Company, or (iii) the Optionee engages in an illegal or fraudulent act or acts which, in the good faith determination of the Committee, will result or has resulted in material pecuniary harm to the Company or material harm to the reputation of the Company; provided, however, that if any such Cause relates to the Optionee's refusal to perform the services for which she is compensated by the Company, the Company may not terminate the Optionee's Option under this Agreement unless the Company first gives the Optionee notice of its intention to terminate and of the grounds for such termination within 90 days of the Company's actual knowledge of such event, and the Optionee has not, within 30 days following receipt of such notice, cured such Cause, or in the event such Cause is not susceptible to cure within such 30-day period, the Optionee has not taken all reasonable steps within such 30 day period to cure such Cause as promptly as practicable.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means the Compensation Committee of the Board, which shall have the authority in its sole discretion to interpret, adopt or amend the Agreement and make all other determinations (including factual determinations) and take all other actions that may be necessary or advisable for the administration of the Agreement.

                  "Fair Market Value" as of any date and in respect of any Share means the last trading price on such date or on the next business day, if such date is not a business day, of a Share as reported by NASDAQ or the principal national securities exchange on which the Shares are listed or admitted to



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trading; provided that, if a Share shall not have been traded on the NASDAQ or another principal national exchange for more than 10 days immediately preceding such date, or if deemed appropriate by the Committee for any other reason, the fair market value of a Share shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of a Share be less than its par value.

                  "Option" means the non-qualified stock options granted to the Optionee pursuant to this Agreement.

                  "Share(s)" means the common stock, par value $.01, of the Company.

                  2. Grant of Option.

                  2.1 The Company hereby grants to the Optionee the right and Option to purchase all or any part of an aggregate of 71,250 Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement.

                  2.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

                  2.3 This grant of the Option shall be construed in accordance with, and subject to, the provisions of this Agreement.

                  3. Exercise Price. The exercise price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be as follows: (a) 31,250 Options shall be granted to the Optionee with an exercise price equal to $29.00 per share ("$29.00 Options"); and (b) 40,000 Options shall be granted to the Optionee with an exercise price equal to $39.00 per Share ("$39.00 Options").

                  4. Duration of Option. The Option shall be exercisable to the extent and in the manner provided herein for a period of five (5) years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be terminated earlier as provided in Section 7.2 below.

                  5. Exercisability of Option.

                  5.1 Unless otherwise provided in this Agreement, the Option shall vest and become exercisable, in whole at any time or in part from time to time, as follows:

                  (a)      $29 Options:
                           ------------

                           Number of Options
                           Exercisable
                           (on a cumulative basis)            Date of Vesting
                           -----------------------            ---------------
                           10,417                              Grant Date
                           20,834                              May 16, 1999
                           31,250                              June 30, 1999
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                  (b)      $39 Options:
                           ------------
                           Number of Options
                           Exercisable
                           (on a cumulative basis)            Date of Vesting
                           -----------------------            ---------------
                           13,333                             Grant Date
                           40,000                             June 30, 1999

                  Notwithstanding the foregoing, all unvested Options will immediately vest and become exercisable upon the death of the Optionee.

                  Each right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term.

                  5.2 Notwithstanding any provision in this Agreement to the contrary, unless the Committee determines otherwise, the Optionee shall forfeit
(i) all Shares acquired upon the exercise of an Option (net of the aggregate purchase price), and (ii) any proceeds received in connection with the sale of any Shares acquired upon the exercise of an Option (net of the aggregate purchase price), if the Optionee exercises an Option prior to December 31, 2000, and within one year of such exercise(s), without the prior written consent of the Company, directly or indirectly, whether as principal or investor or as an employee, officer, director, manager, partner, consultant, agent or otherwise, alone or in association with any other person, firm, corporation or other business organization, engages in a Competing Business (as defined below) that directly competes with the Company in any geographic area in which the Company does or will do business during such period. For purposes of this Section 5.2, a "Competing Business" shall include any business engaged in by the Company at the Grant Date.

                  6. Manner of Exercise and Payment.

                  6.1 Subject to the terms and conditions of the Agreement, the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

                  6.2 The notice of exercise described in Section 6.1 hereof shall be accompanied by (x)(i) the full purchase price for the Shares in respect of which the Option is being exercised and any applicable withholding taxes, in cash (i.e., by check), or by transferring Shares already owned by the Optionee, or in a combination of cash and such Shares to the Company having a Fair Market Value on the day preceding the date of exercise equal to the exercise price of the Shares underlying the Option and any applicable withholding taxes, or (ii) instructions from the Optionee to the Company directing the Company to deliver a specified number of Shares directly to a designated broker or dealer pursuant to a cashless exercise election which is made in accordance with such requirements and procedures as are acceptable to the Committee in its sole discretion.


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                  6.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised and any other documentation which may be reasonably required by the Committee, the Company shall, subject to this Agreement, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

                  6.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of the Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and any applicable withholding taxes, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares, subject to the terms and conditions set forth herein.

                  7. Termination of Consulting Services to the Company.

                  7.1 Upon the termination of the Optionee's consulting services to the Company by the Company for any reason other than Cause, the Optionee may exercise her vested Options at any time during the Exercise Term. All Options, whether or not vested, shall terminate upon the expiration of the Exercise Term.

                  7.2 Upon the termination of the Optionee's consulting services to the Company by the Company for Cause, all Options, whether or not vested, shall immediately terminate.

                  7.3 Upon termination of the Optionee's consulting services to the Company, any Options which have not yet vested shall terminate and be canceled without any payment therefor.

                  8. Limitation on Exercise. If at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares underlying the Option upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Optionee with respect to the disposition of Shares, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Shares underlying the Option, the Committee may elect, in its sole discretion, not to consummate the exercise of the Option in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  9. Nontransferability. The Option shall not be transferable other than by will or by the laws of descent and distribution unless the Committee shall elect to permit such an assignment or transfer in its sole discretion. During the life of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative.

                  10. No Rights to Future Grants or Continued Retainer as Consultant. The Optionee shall not have any claim or right to receive future grants of additional Options. Neither this Agreement nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on the Optionee any right to be retained as a consultant to the Company or to any subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any subsidiary or other affiliate thereof to terminate the Optionee's services at any time.
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                  11. Adjustments. In the event of any change in the number of outstanding Shares by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of Shares subject to the Option, the exercise price of the Options, and any and all other terms of the Options as deemed appropriate by the Committee.

                  12. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Optionee, to the address that the Optionee shall have specified to the Company in writing, and, if to the Company, to PanAmSat Corporation, One Pickwick Plaza, Greenwich, Connecticut 06830, Attention: General Counsel. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

                  13. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

                  14. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

                  15. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon each successor corporation. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

                  16. Resolution of Disputes.

                  16.1. Except as provided in Section 16.2 below, any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made by the Committee hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

                  16.2 Notwithstanding anything in this Agreement to the contrary, any dispute or disagreement arising or relating to the termination of the Optionee's Option, as a result of the termination of her services to the Company for Cause, that cannot be mutually resolved by the Company and the Optionee shall be settled exclusively by arbitration in New York County, New York before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by the Company and the Optionee, or, if the Company and the Optionee cannot agree on the selection of the arbitrator, shall be selected by the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. If the Optionee prevails in an arbitration under this Section 16.2, the Company shall reimburse her for any reasonable legal fees and out-of-pocket expenses directly attributable to such arbitration, and the Company shall bear all expenses of the arbitrator.


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                  17. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

                                                 PANAMSAT CORPORATION

                                             By: /s/ Kenneth N. Heintz
                                                 -------------------------------
                                                 Kenneth N. Heintz
                                                 Executive Vice President
                                                 and Chief Financial Officer



                                                 /s/ Lourdes Saralegui
                                                 -------------------------------
                                                 Lourdes Saralegui

ATTEST:



/s/ James W. Cuminale
----------------------
James W. Cuminale
Senior Vice President
General Counsel and
Secretary